UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2022
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois
(Address of principal executive offices)
60523
(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Daniel A. DuPré, a named executive officer in the most recent proxy statement filed on March 11, 2022 by Federal Signal Corporation (the “Company”), will retire from his current position as the Company’s Vice President, General Counsel and Secretary effective April 26, 2022. Mr. DuPré, who will continue to be employed by the Company, will be succeeded by Diane Bonina, also effective April 26, 2022.

Prior to joining the Company, Ms. Bonina worked at AT&T Inc. (“AT&T”), where she served as Assistant Vice President – Senior Legal Counsel. At AT&T, Ms. Bonina held a broad range of roles of increasing legal and management responsibilities since 1996, both for AT&T and its predecessor companies. Prior to that, Ms. Bonina worked as an attorney with Jenner & Block in its litigation department from 1990 to 1996, and also served as a law clerk for the Honorable Cornelia G. Kennedy of the U.S. Court of Appeals for the Sixth Circuit in Detroit, Michigan. Ms. Bonina graduated from the University of Michigan Law School in 1989, and from Dartmouth College in 1985.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: March 17, 2022	By:	/s/ Ian A. Hudson
Ian A. Hudson, Senior Vice President and Chief Financial Officer